EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 listed below of Johnson Controls, Inc. of our report dated November 23, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
1.	Registration Statement on Form S-8 (Registration No. 33-30309)

2.	Registration Statement on Form S-8 (Registration No. 33-31271)

3.	Registration Statement on Form S-8 (Registration No. 33-58092)

4.	Registration Statement on Form S-8 (Registration No. 33-58094)

5.	Registration Statement on Form S-3 (Registration No. 33-64703)

6.	Registration Statement on Form S-8 (Registration No. 333-10707)

7.	Registration Statement on Form S-3 (Registration No. 333-13525)

8.	Registration Statement on Form S-3 (Registration No. 333-130714)

9.	Registration Statement on Form S-8 (Registration No. 333-66073)

10.	Registration Statement on Form S-8 (Registration No. 333-41564)

11.	Registration Statement on Form S-3 (Registration No. 333-59594)

12.	Registration Statement on Form S-8 (Registration No. 333-117898)

13.	Registration Statement on Form S-3 (Registration No. 333-111192)

14.	Registration Statement on Form S-8 (Registration No. 333-141578)

15.	Registration Statement on Form S-3 (Registration No. 33-57685)

16.	Registration Statement on Form S-3 (Registration No. 333-155802)

17.	Registration Statement on Form S-3 (Registration No. 333-157502)
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 23, 2010